Company Contact:                       Investor Relations Contact:
Iron Eagle Group, Inc.                 CCG Investor Relations
Mr. Jason M. Shapiro, CFA, CPA, J.D.   Mr. Crocker Coulson
Chief Financial Officer                President
Phone : +1 (917) 969-4845              Phone: +1 (646) 213-1915
Email: jasons@ironeaglegroup.com       Email: crocker.coulson@ccgir.com
Website: www.ironeaglegroup.com        Website: www.ccgir.com

FOR IMMEDIATE RELEASE

Pinnacle Resources, Inc. Announces Name Change to Iron Eagle Group,
Inc.

New York, NY - May 3, 2010 - Pinnacle Resources, Inc. announced today that it has formally changed its legal name to Iron Eagle Group, Inc., has been assigned the new symbol of (OTCQB: IEAG), and redomiciled to Delaware.

Name Change:   Pinnacle changed its name to Iron Eagle Group, Inc.
Management believes this new name will more accurately reflect corporate operations.

Ticker Change: In connection with the name change, Iron Eagle has received a new CUSIP and received a new ticker symbol from FINRA. The ticker symbol has changed from PNRR to IEAG.

Redomicile to Delaware: Iron Eagle changed its domicile from a Wyoming Corporation into a Delaware Corporation. The purpose of the redomicile is to change the state of incorporation and legal domicile of Iron Eagle from Wyoming to Delaware. The board of directors believes that this change in the domicile is in the best interests of Iron Eagle and its shareholders. Delaware has long been a leading state in adopting, construing, and implementing comprehensive and flexible corporate laws that respond to the legal and business needs of corporations.

"We are very excited to have completed these important aspects to our corporate development," said Jason Shapiro, Chief Financial Officer and Director of Iron Eagle. We have now rebranded our corporate identity to align with the business plan and corporate strategy. Furthermore, becoming a Delaware corporation will enhance shareholder value and facilitate corporate growth and development. We are continuing to execute our strategy of using our competitive advantages in surety bonds, government contracting, operations, and finance to identify, acquire and significantly grow leading commercial construction companies throughout the United States. "

About Iron Eagle Group, Inc.
----------------------------
Iron Eagle provides construction and contracting services in both the commercial and government markets. Iron Eagle's management consists of professionals in finance, operations and government contracting. Management has put together a compelling strategic plan to capitalize on the large market opportunity created by the federal government's stimulus package as well as funds that are flowing down to the state level for projects throughout the United States. Through the public capital markets, Iron Eagle believes it will have the access to capital to support increased needs for construction surety bonds. By executing on its growth strategy, Iron Eagle can achieve significant growth through highly focused targeting of federal, state, and municipal construction projects. The proposed acquisition target companies possess strong footholds in selected markets as well as solid past performance histories.

Iron Eagle became a publicly traded company on July 15, 1999, and is traded on the OTCQB under the symbol IEAG. For more information on the company, please visit Iron Eagle's website at www.ironeaglegroup.com.

About Jason M. Shapiro
----------------------
Jason M. Shapiro, CFA, CPA, J.D. is currently CFO and Director of Iron Eagle. Mr. Shapiro is a proven leader with over 10 years of extensive financial, private equity, turnaround, and restructuring experience across regional and global firms in diverse industries and in various states of financial health. Prior to joining Iron Eagle Group, Mr. Shapiro was Vice President of Macquarie Capital Fund, Macquarie Group's Private Equity Group. Prior to Macquarie, Mr. Shapiro was an Associate Director at UBS Investment Bank, where he executed $15+ billion in corporate finance transactions.

Mr. Shapiro earned his MBA from the University of Pennsylvania's The Wharton School. He earned his J.D from the Seton Hall University School of Law where he was in the Full Scholarship and Presidential Honors Program and completed all his law courses in under two years. He graduated as the Valedictorian and Summa Cum Laude from Baruch College's Zicklin School of Business, where he earned his M.S. in Accountancy. Mr. Shapiro was the Valedictorian of Rutgers College where he graduated Summa Cum Laude and completed his studies in three years with a B.S. in Computer Science. In addition, he was in several honors programs and received numerous departmental and collegiate awards. Mr. Shapiro also has earned the following certifications: CPA (Certified Public Accountant), CFA (Chartered Financial Analyst), CIRA (Certified Insolvency and Restructuring Advisor). CDBV (Certification in Distressed Business Valuation), CFE (Certified Fraud Examiner), CFF (Certified in Financial Forensics), PMP (Project Management Professional), PMI-RMP (Risk Management Professional), and CLSSBB (Certified Lean Six Sigma Black Belt). Mr. Shapiro has also been admitted to the New Jersey Bar.

Safe Harbor Statement
The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements related to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned or required capital expenditures, future funding sources, anticipated sales growth, and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, and domestic and global economic conditions.
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